                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2007

                        Blonder Tongue Laboratories, Inc.
             (Exact Name of registrant as specified in its charter)

           Delaware                      1-14120                   52-1611421
(State or other jurisdiction      (Commission File Number)      (I.R.S. Employer
      of incorporation)                                       Identification No.)

                One Jake Brown Road, Old Bridge, New Jersey 08857
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 679-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

On February 13, 2007, Blonder Tongue Laboratories, Inc. (the "Company") issued a press  release  announcing  its  Board  of  Directors  authorized  a  new  stock repurchase program.  The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

ITEM 8.01.  OTHER EVENTS.

On February  13, 2007,  the Company  announced  that its Board of Directors  has authorized a new stock repurchase program to acquire up to 100,000 shares of its outstanding  common stock.  This  authorization  supplements  the existing stock repurchase  plan adopted in July 2002,  under which the Company may still expend approximately  $100,000 to acquire  additional  shares of its common stock.  The
Company  intends to resume making  purchases  under the July 2002 plan up to its limits,  and thereafter to make  purchases  under the new 100,000 share program.
Purchases  will be funded from  available  working  capital and the  repurchased shares may be  retired  or may be held in  treasury  or used for  ongoing  stock issuance such as for employee stock plans.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.

Exhibit Number             Description
Exhibit 99.1           Press Release of Blonder Tongue Laboratories, Inc.
                       issued February 13, 2007

                                    SIGNATURE

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    BLONDER TONGUE LABORATORIES, INC.

                                    By:/s/ Eric Skolnik
                                         Eric Skolnik
                                         Senior Vice President
                                         and Chief Financial Officer

Date: February 13, 2007

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                                  EXHIBIT INDEX

Exhibit Number             Description
Exhibit 99.1            Press Release of Blonder Tongue Laboratories, Inc.
                        issued February 13, 2007

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